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                                                                    Exhibit (21)
                                     PART IV

ITEM. 25  LIST OF SUBSIDIARIES

         100% Owned Subsidiaries

         EastGroup California, Inc.
         EastGroup Florida, Inc.
         EastGroup Houston, Inc.
         EastGroup Jackson, Inc.
         EastGroup Jacksonville, Inc.
         EastGroup Properties General Partners, Inc.
         EastGroup Properties Holdings, Inc.
         EastGroup Realty Managers, Inc.
         EastGroup San Antonio, Inc.
         EastGroup Southbay, LLC
         EastGroup Sunbelt, Inc.
         EastGroup Tampa, Inc.
         EastGroup Texas, Inc.
         EastGroup Virginia, Inc.
         EastGroup Alabama, Inc.
         CPI Holdings, Inc.
         EastGroup-LNH Corp.
              -LNH Florida, Inc.
              -LNH KC, Inc.
              -LNH RI, Inc.

         Partnerships, with Partners indented

         EGP Houston Partners Ltd.
           99% EastGroup Properties, Inc.
           1% EastGroup Houston, Inc.
         EastGroup Properties, L.P.
           99% EastGroup Properties Holdings, Inc.
           1% EastGroup Properties General Partners, Inc.
         EGP San Antonio Partners, Ltd.
           99% EastGroup Properties, Inc.
           1% EastGroup San Antonio, Inc.
         EGP Texas Partners Ltd.
           99% EastGroup Properties, Inc.
           1% EastGroup Texas, Inc.
         M.O.R. XXXVI Associates Limited
           50% EastGroup Properties, Inc.
           50% CPI Holdings, Inc.
         IBG Wiegman Road Associates
           80% EastGroup Properties, Inc.
           20% JCB Limited
         Sample I-95 Associates
           99% EastGroup Properties, Inc.
           1% CPI Holdings, Inc.
         IBG Huntwood Associates
           99% EastGroup Properties, Inc.
           1% CPI Holdings, Inc.








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